EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 1995, the following are wholly-owned subsidiaries of the Registrant except as noted:

                                            State or Other
                                            Jurisdiction of
                                            Incorporation
Subsidiary                                  or Organization

Specialty Products

Delta International Machinery Corp.         Minnesota

 Biesmeyer Manufacturing Corporation 1      Arizona


 Pentair Canada, Inc.  2                    Ontario, Canada


Porter-Cable Corporation                    Minnesota

McNeil (Ohio) Corporation                   Minnesota

 F. E. Myers Co., Division of
  McNeil (Ohio) Corporation                    -

 Pentair Canada, Inc. 2                    Ontario, Canada

 Aplex Industries, Inc. 3                  Texas

Fleck Controls, Inc.                       Wisconsin

 Fleck Europe, S.N.C. 8                    France

Fleckenstein Family France
      Corporation                          Wisconsin

General Industrial Equipment

McNeil (Ohio) Corporation                  Minnesota

 Lincoln Industrial, Division of
  McNeil (Ohio) Corporation                    -

 Lincoln Automotive, Division of
  McNeil (Ohio) Corporation                    -

 Pentair Canada, Inc. 2                   Ontario, Canada

 APNO, S.A. de C.V. 3                     Mexico

 Telestack Company 3                      Ohio

FC Holdings Inc.                          Delaware

 Federal-Hoffman, Inc. 4                  Minnesota

 Federal Cartridge Company, Division
   of Federal-Hoffman, Inc.                   -

 Hoffman Engineering Company,
   Division of Federal-Hoffman, Inc.          -

 Hoffman Engineering Company
      Limited 5                          United Kingdom

 Hoffman Engineering, S.A. de C.V.5      Mexico


 Schroff Inc. 4                          Rhode Island

 Schroff Co. Ltd. 4                      Taiwan

 Schroff K.K. 4                          Japan

EuroPentair, GmbH                        Germany

 Schroff, GmbH 6                         Germany

 Schroff U.K. Ltd. 6                     United Kingdom

 Schroff S.A. 6                          France

 Schroff S.r.L. 6                        Italy

 Schroff Scandinavia AB 6                Sweden

 Lincoln GmbH 6                          Germany

General Corporate

Federal-Hoffman International, Inc. 5   Guam

Pentair FSC Corporation 3               U.S. Virgin Islands

Penwald Insurance Company               Vermont


FOOTNOTES:

1  A wholly-owned subsidiary of  Delta International Machinery Corp.

2  Wholly-owned by Delta International Machinery Corp. and McNeil
(Ohio) Corporation, having the following divisions:  Delta
International Machinery, F. E. Myers Company, and Lincoln
Canada.

3  A wholly-owned subsidiary of McNeil (Ohio) Corporation.

4  A wholly-owned subsidiary of FC Holdings Inc.

5  A wholly-owned subsidiary of Federal-Hoffman, Inc.

6  A wholly-owned subsidiary of EuroPentair, GmbH.

7 Wholly-owned by EuroPentair GmbH and Telestack Company, a subsidiary of McNeil (Ohio) Corporation.

8  Wholly-owned by Fleck Controls, Inc. and Fleckenstein Family
   France Corporation